UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 31, 2008

FEDERAL HOME LOAN BANK OF SEATTLE

(Exact name of registrant as specified in its charter)
Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800 Seattle, WA		98101-1693
(Zip Code)
(Address of principal executive offices)

(800) 973-6223

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 4, 2008, the Seattle Bank issued a press release announcing its Board of Directors had declared cash dividends on two classes of stock outstanding during the fourth quarter of 2007. The Seattle Bank will pay $5.6 million or $0.25 per share on an average of approximately 22.2 million shares of Class B stock and $3.0 million or $1.14 per share on an average of approximately 2.7 million shares of Class A stock outstanding during the fourth quarter of 2007. The full text of the press release is included as Exhibit 99.1 hereto. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and contained in Exhibit 99.1 hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated February 4, 2008, announcing the declaration of dividends.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Federal Home Loan Bank of Seattle
Date: February 4, 2008	By: /s/ Richard M. Riccobono Name: Richard M. Riccobono Title: President and Chief Executive Officer

Exhibit Index

Exhibit No. Description

99.1 Press release dated February 4, 2008, announcing the declaration of dividends.